EXHIBIT 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

To the Board of Directors and Stockholders of

Pure Nickel Inc.

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Pure Nickel Inc. for the periods ended November 30, 2007 and 2006, of our report dated February 25, 2008, relating to the consolidated financial statements of Pure Nickel Inc. as at November 30, 2007 and 2006.

“SF Partnership, LLP”

Toronto, Canada	Licensed Public Accountants

May 12, 2008